Exhibit 99.1

PRUDENTIAL OF JAPAN EXTENDS VOLUNTARY SALES SUSPENSION BY AN ADDITIONAL 180 DAYS

•	Voluntary extension reflects the time required for the operational, governance, organizational, and related changes necessary for POJ to resume sales

•	Extended suspension enables advancement of changes to certain critical aspects of POJ’s legacy management system and agency operating model

•	Support for existing POJ customers and servicing of in-force policies remain unaffected

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Prudential Financial’s Chairman & CEO and CFO will host a conference call with the investment community today at 5:30 p.m. ET to discuss this extension, the estimated financial impacts, and the path forward

TOKYO, JAPAN/NEWARK, N.J., April 21, 2026 – The Prudential Life Insurance Company, Ltd. (“Prudential of Japan” or “POJ”) and its parent company, Prudential Financial, Inc. (NYSE: PRU) (“Prudential Financial”), announced today a decision to voluntarily extend the suspension of new sales activity at Prudential of Japan by an additional 180 days.

The extension follows the 90-day voluntary sales suspension that began on February 9, 2026, and reflects Prudential’s conclusion that the scope and complexity of the required changes within POJ are greater than previously anticipated and will take additional time to design and implement. These include the operational, governance, organizational, and related changes necessary to resume sales. Prudential also initiated an independent, third-party review of POJ’s management system earlier this year as part of its governance process. That review is ongoing and is expected to take several months to complete.

“I apologize to our customers for the disruption this situation has caused and for falling short of the expectations we expect of ourselves,” said Hiromitsu Tokumaru, president and chief executive officer of Prudential of Japan. “Acting in the best interests of our customers is a core value of Prudential and a cornerstone of what we stand for. We are determined to rebuild the trust of our customers through the demonstration of our commitment to customer care, experience, and integrity that best defines us.”

During the extended suspension period, POJ will continue advancing refor[ms across key areas, including compensation and evaluation systems, sales activity conduct management, head office and sales branch governance, and other actions designed to prevent reoccurrence of any misconduct and strengthen accountability. The extended suspension will also help enable POJ to transform the captive Life Planner model to better align incentives and decision-making with customer interests. The suspension applies only to new sales and does not affect existing policyholders or in-force policy servicing.

“Our highest priority is restoring the trust we have built over decades with customers and society in Japan,” said Brad Hearn, president and chief executive officer of Prudential Holdings of Japan. “This extension is a deliberate decision to prioritize the changes needed to critical elements of POJ’s business model to support long-term consumer outcomes. POJ has strong capabilities, a well-established brand, and a long-standing presence in Japan. We believe the business will emerge better positioned to serve customers in this market.”

Prudential of Japan remains financially sound and able to meet its obligations. Japan continues to be a core component of Prudential Financial’s global footprint, and the parent company is providing full support and resources as these reforms advance. The voluntary suspension does not apply to Prudential Financial’s or PGIM’s other business units in Japan, including Gibraltar Life and Prudential Gibraltar Financial Life.

“As we said earlier this year, we would not resume new sales until we were comfortable that POJ’s compliance and oversight environment supports doing so,” said Andy Sullivan, chairman and chief executive officer of Prudential Financial. “We have moved decisively to strengthen enterprise-level engagement in Japan, and my leadership team and I are ensuring that the changes underway are comprehensive, durable, and fully aligned with our group-wide standards. I am confident that we will return POJ to the market as a stronger, more resilient business with a modernized operating model that supports our customers over the long term.”

Prudential Financial’s Chairman & CEO and CFO will host a conference call on Tuesday, April 21 at 5:30 p.m. ET to discuss this announcement in more detail. The conference call will be broadcast live over the company’s Investor Relations website at investor.prudential.com. Please log on 15 minutes prior to the start of the call in the event necessary software needs to be downloaded. Institutional investors, analysts, and other interested parties are invited to listen to the call by dialing one of the following numbers: (877) 407-8293 (domestic) or (201) 689-8349 (international). A replay will also be available on the Investor Relations website through May 5. To access a replay via phone starting at 10:00 p.m. ET on April 21 through May 5, dial (877) 660-6853 (domestic) or (201) 612-7415 (international) and use replay code 13759963.

About Prudential Financial

Prudential Financial, Inc. (NYSE: PRU), a global financial services leader and premier active global investment manager with approximately $1.6 trillion in assets under management as of December 31, 2025, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help make lives better and create financial opportunity for more people by expanding access to investing, insurance, and retirement security. Prudential’s iconic Rock symbol has stood for strength, stability, expertise, and innovation for over 150 years. For more information, please visit news.prudential.com.

Forward-Looking Statements

Certain of the statements included in this release, including those regarding the expected duration of the new sales suspension in Japan and the remedial steps we intend to implement, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. Prudential Financial, Inc.’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements include, among others: that our remediation efforts may be unsuccessful or take longer than we expect, that we may uncover additional misconduct, that the sales suspension may continue for longer than we expect; losses on investments or financial contracts due to deterioration in credit quality or value, or counterparty default; losses on insurance products due to mortality experience, morbidity experience or policyholder behavior experience that differs significantly from our expectations when we price our products; and uncertainty regarding remediation of the matters discussed herein. Additional factors and uncertainties that could cause actual results to differ can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document.

Prudential Media Contact: Ashley Pope; ashley.pope@prudential.com

Prudential Investor Contact: Tina Madon; investor.relations@prudential.com